Electronic Articles of Incorporation
For

P12000067650
FILED
August 06, 2012
Sec. Of State
jshivers

FRAUD PROTECTION NETWORK, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

FRAUD PROTECTION NETWORK, INC.

Article II

The principal place of business address:

2501 S. OCEAN DRIVE
#602
HOLLYWOOD, FL. 33019

The mailing address of the corporation is:

2501 S. OCEAN DRIVE
#602
HOLLYWOOD, FL. 33019

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000

Article V

The name and Florida street address of the registered agent is:

EDWARD MARGOLIN
2501 S. OCEAN DRIVE
#602
HOLLYWOOD, FL. 33019

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: EDWARD MARGOLIN

P12000067650
FILED
August 06, 2012
Sec. Of State
jshivers

Article VI

The name and address of the incorporator is:

EDWARD MARGOLIN
2501 S. OCEAN DRIVE
#602
HOLLYWOOD, FLORIDA 33019

Electronic Signature of Incorporator: EDWARD MARGOLIN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
EDWARD MARGOLIN
2501 S. OCEAN DRIVE #602
HOLLYWOOD, FL. 33019

Article VIII

The effective date for this corporation shall be:

08/04/2012